UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 14, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 2, 2022, as amended on September 8, 2022 and September 13, 2022, the terms of two directors of the Board of Directors of the Company, Dr. Steven Moel and Ms. Edie Rodriguez, ended and both did not stand for re-election at the Company’s Annual General Stockholder Meeting on October 30, 2022. The Board of Directors approved a reduction in the number of directors from seven to five effective October 30, 2022. Dr. Moel and Ms. Rodriguez were members and chairpersons of the Company’s Audit Committee and Compensation Committee, respectively. As a result, vacancies were created in both committees.

At a meeting of the Board of Directors of the Company held on September 14, 2022, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Reuben Cannon to fill the vacancy on the Audit Committee created by Dr. Steven Moel’s departure and appointed Mr. Peter Lawrence to fill the vacancy in the Compensation Committee created by Ms. Edie Rodriguez’s departure, effective August 30, 2022. The Board of Directors determined that both Mr. Cannon and Mr. Lawrence are independent pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules and further meet all qualifications to serve as members of the Audit Committee and Compensation Committee, respectively.

The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, further appointed Mr. Marc Dumont as Chairman of the Audit Committee and Mr. Reuben Cannon as Chairman of the Compensation Committee effective August 30, 2022. The Board of Directors then accepted Mr. Cannon’s resignation as Chairman of the Nominating and Corporate Governance Committee and appointed Mr. Peter Lawrence as Chairman of the Nominating and Corporate Governance Committee effective August 30, 2022.

As a result of the above, the composition of each of the committees of the Board of Directors is as follows as of August 30, 2022:

●	Audit Committee:

○	Marc Dumont (Chairman)
○	Reuben Cannon
○	Peter Lawrence

●	Compensation Committee:

○	Reuben Cannon (Chairman)
○	Peter Lawrence
○	Marc Dumont
○	William Allen

●	Nominating and Corporate Governance Committee:

○	Peter Lawrence (Chairman)
○	Reuben Cannon
○	Marc Dumont

Mr. Allen, a member of the Compensation Committee, has been deemed not to meet the definition of an independent director as defined in Rule 5605(a)(2) because he owns a 20% interest in and is the Managing Member of SLVH LLC, (“SLVH”). SLVH is the Managing Member of LVH Holdings LLC (“LVH”) and the Company, through its wholly owned subsidiary Gaucho Ventures I – Las Vegas, LLC holds a minority membership interest in LVH.

In reliance on the exemption provided pursuant to Nasdaq Rule 5605(d)(2)(B), the Compensation Committee consists of three independent directors and one non-independent director, all of whom are all non-employee directors for purposes of Rule 16b-3 of the Exchange Act.

The Board of Directors has, under exceptional and limited circumstances, determined that Mr. Allen’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders because of his extensive experience in the leisure, hospitality, and food service industry and public company experience as an officer and director. Pursuant to Rule 5605(d)(2)(B), Mr. Allen may not serve longer than two years on the Compensation Committee and his term on the Compensation Committee will expire on or before July 21, 2023.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 15, 2022, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to reflect the reduction in the number of authorized shares of preferred stock from 11,000,000 shares to 902,670 shares as a result of the previous conversion of the Series A Convertible Preferred into shares of common stock of the Company. The Certificate of Incorporation also reflects the removal of provisions related to the Corporation’s previously effective reverse-stock split. The Certificate of Incorporation was approved by the Board of Directors, without a vote of the stockholders, on September 14, 2022, as permitted by Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

The foregoing description of the Certificate of Incorporation is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed with this report as Exhibit 3.1 and herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State effective February 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of September, 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO